                                                                  EXECUTION COPY
                                                                    EXHIBIT 4(a)



                                 AMENDMENT NO. 3
                                 ---------------
                                       TO
                                       --
                     RESTATED CREDIT AND SECURITY AGREEMENT
                     --------------------------------------


     This Amendment No. 3 to Restated Credit And Security Agreement (this "Amendment No. 3"), made as of the 29th day of September, 1997, between Royal Appliance Mfg. Co. (the "Borrower"), National City Commercial Finance, Inc., as agent for the Lenders (the "Agent"), National City Bank, as Letter of Credit Bank (the "Letter of Credit Bank"), and the Lenders,

                                   WITNESSETH:

     WHEREAS, the Borrower, the Agent, the Letter of Credit Bank and the Lenders have entered into that certain Restated Credit and Security Agreement, dated as of March 27, 1996, as amended by that certain Amendment No. 1 to Restated Credit and Security Agreement, dated October 1, 1996 and that certain Amendment No. 2 to Restated Credit and Security Agreement, dated April 1, 1997 (collectively, the "Credit Agreement"), pursuant to which the Lenders have made Loans and other financial accommodations available to the Borrower;

     WHEREAS, the Borrower wishes to amend the Credit Agreement to increase the amount of capital expenditures permitted to be incurred and the amount of capital stock of the Borrower permitted to be repurchased; and

     WHEREAS, the Borrower has advised the Agent that: (i) pursuant to Section
5.7 of the Credit Agreement, the Borrower desires to sell that portion of its "Receivables" indebtedness owing from Wal-Mart Stores, Inc., Sears, Roebuck & Company and Target Stores, a division of Dayton-Hudson Corporation arising from the provision of merchandise and goods by the Borrower, (ii) such sale shall be made to Royal Appliance Receivables, Inc., an Ohio corporation and wholly-owned, special purpose corporation of the Borrower, pursuant to that certain Receivables Sale and Contribution Agreement, dated as of September 29, 1997 (the "Sale Agreement"), and (iii) Royal Appliance Receivables, Inc. shall transfer such "Receivables" to Llama Retail Funding, L.P., a Delaware limited partnership (the "Purchaser") pursuant to that certain Receivables Purchase and Servicing Agreement, dated as of September 29, 1997 (the "Receivables Purchase Agreement");

     WHEREAS, upon the terms and subject to the conditions as set forth hereinafter the Borrower, the Agent and the Lenders desire to amend the Credit Agreement as set forth herein to accommodate: (i) such increase capital expenditures and increased repurchases and (ii) such sale of Sears, Roebuck & Company Receivables, Wal-Mart Stores, Inc. Receivables and Target Stores Receivables as contemplated by the Sale Agreement and the Receivables Purchase Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Agent and the Lenders hereby agree as follows:

     SECTION 1. DEFINED TERMS. Unless otherwise specified herein, capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement.

     SECTION 2. AMENDMENT CREDIT AGREEMENT. The Credit Agreement shall be amended, effective as of the date of this Amendment, as follows:

                  2.1 AMENDMENT TO SECTION 1.1 - ELIGIBLE ACCOUNTS. The definition of "Eligible Accounts" set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting clause (w) thereof and substituting the following in lieu thereof:

                 (w)  are Wal-Mart Accounts, Sears Accounts and Target Accounts.

                  2.2 AMENDMENT TO SECTION 1.1 - ROYAL APPLIANCE RECEIVABLES, INC. The definition of "Royal Appliance Receivables, Inc." set forth in Section
1.1 of the Credit Agreement is hereby amended by deleting such definition in its entirety and substituting the following in lieu thereof:

                  "ROYAL APPLIANCE RECEIVABLES, INC." means Royal Appliance Receivables, Inc, an Ohio corporation and wholly-owned subsidiary of the Borrower whose purpose is to purchase the Wal-Mart Accounts, Sears Accounts and Target Accounts from the Borrower.

                  2.3 AMENDMENT TO SECTION 1.1 - DELETIONS. Section 1.1 of the Credit Agreement is amended by deleting the definitions of "Capital USA Funding", "Commerzbank", "Receivables Sale and Contribution Agreement", "Receivables Purchase Agreement" and "Standby Receivables Purchase Agreement".

                  2.4 AMENDMENT TO SECTION 1.1 - ADDITIONS. Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions:

                  "CAPITAL USA, L.L.C." means Capital USA, L.L.C., a Delaware limited liability corporation.

                  "LLAMA FUNDING" means Llama Retail Funding, L.P., a Delaware limited partnership.

                  "RECEIVABLES PURCHASE AND SERVICING AGREEMENT" means that certain Receivables Purchase and Servicing Agreement, dated as of September 29, 1997, among Royal Appliance Receivables, Inc., Llama Funding, the Borrower and Capital USA, L.L.C. as Agent.

                  "REVOLVING CREDIT COMMITMENT" means the commitment of each Lender to advance Loans up to the amount as set forth in Second Amended Annex I.

                  "SALE AGREEMENT" means that certain Receivables Sale and Contribution Agreement, dated as of September 29, 1997, between the Borrower and Royal Appliance Receivables, Inc..

                  "SEARS" means Sears, Roebuck & Company.

                  "SEARS ACCOUNT" means: (i) indebtedness owing from Sears arising from the provision of merchandise and goods by the Borrower to Sears, including the right to payment of any interest or finance charges and other obligations of Sears with respect thereto, (ii) all security interests or liens and property subject thereto from time to time purporting to secure payment by Sears, (iii) all guarantees, indemnities and warranties and proceeds thereof, proceeds of insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment by Sears, (iv) all collections (i.e., all cash collections and other cash proceeds) and records (i. e., all contracts {i. e., a written agreement or agreements pursuant to which, or under which, Sears is obligated to pay for merchandise or goods sold to Sears by the Borrower from time to time}) and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Borrower or Royal Appliance Receivables, Inc., with respect to Sears Accounts and Sears and (v) all proceeds of any of the foregoing.

                  "TARGET" means Target Stores, a division of Dayton-Hudson Corporation.

                  "TARGET ACCOUNT" means: (i) indebtedness owing from Target arising from the provision of merchandise and goods by the Borrower to Target, including the right to payment of any interest or finance charges and other obligations of Target with respect thereto, (ii) all security interests or liens and property subject thereto from time to time purporting to secure payment by Target, (iii) all guarantees, indemnities and warranties and proceeds thereof, proceeds of insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment by Target, (iv) all collections (i.e., all cash collections and other cash proceeds) and records (i. e., all contracts {i. e., a written agreement or agreements pursuant to which, or under which, Target is obligated to pay for merchandise or goods sold to Target by the Borrower from time to time}) and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Borrower or Royal Appliance Receivables, Inc., with respect to Target Accounts and Target and (v) all proceeds of any of the foregoing.

                  2.5 AMENDMENT TO ANNEX I. Annex I of the Credit Agreement is hereby deleted in its entirety and Second Amended Annex I attached hereto is substituted in lieu thereof.

                  2.6 AMENDMENT TO SECTION 4.1. Section 4.1 of the Credit Agreement is hereby amended by deleting the proviso at the end thereof and substituting the following proviso in lieu thereto:

                  ;PROVIDED, HOWEVER, that, so long as the Borrower shall be permitted to sell Wal-Mart Accounts, Sears Accounts and Target Accounts to Royal Appliance Receivables, Inc., the Collateral shall not include Wal-Mart Accounts, Sears
                  Accounts and Target Accounts.

                  2.7 AMENDMENT TO SECTION 4.4. Section 4.4 of the Credit Agreement is hereby amended by deleting clause (g) thereof and substituting the following in lieu thereof:

                  and (g) all Wal-Mart Accounts, Sears Accounts and Target Accounts consist solely of open accounts, are not evidenced by "chattel paper" within the meaning of the UCC, and are not secured by Wal-Mart, Sears or Target, as applicable, or Guaranteed by any Person.

                  2.8 AMENDMENT TO SECTION 4.5. Section 4.5 of the Credit Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                           4.5 TITLE TO COLLATERAL; LIENS; TRANSFERS. Borrower
                  has good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of all Liens, except for Liens permitted under Section 8.3(d) and the security interest (within the meaning of Section 1309.02(A)(2) of the Ohio Revised Code [9-102(1)(b) of the UCC]) in favor of Royal Appliance Receivables, Inc. in Wal-Mart Accounts, Sears Accounts and Target Accounts permitted in connection with
                  Section 5.8 of this Agreement. Except as permitted by Section 8.3(d) or 8.3(a) of this Agreement, as contemplated by Section
                  5.8 of this Agreement (with respect to such security interest (within the meaning of Section 1309.02(A)(2) of the Ohio Revised Code) [9-102(1)(a) of the UCC] in Wal-Mart Accounts, Sears Accounts and Target Accounts), or as otherwise provided herein or in any other Loan Document, the Borrower shall not encumber, pledge, mortgage, grant a security interest in, assign, sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution or otherwise, any of the Collateral.

                  2.9 AMENDMENT TO SECTION 4.6. Clause (e) of Section 4.6 of the Credit Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                           (e) make any other change (other than sales of
                  Inventory in the ordinary course of business and other than sales (I.E., the security interest within the meaning of Section 1309.02(A)(2) of the Ohio Revised Code [9-102(1)(b) of the UCC]) of Wal-Mart Accounts, Sears Accounts and Target Accounts to the extent permitted by Section 5.8 of this Agreement to Royal Appliance Receivables, Inc.) which might affect the perfection or priority of the Agent's Lien in the Collateral.

                  2.10 AMENDMENT TO SECTION 4.9. The first clause of the first sentence of Section 4.9 of the Credit Agreement is hereby deleted in its entirety and following substituted in lieu thereof:

                  ...During regular business hours and after reasonable notice to the Borrower, the Agent and each of the Lenders (by any of its officers, employees, agents, representatives, or designees, including any Lender) shall have the right to inspect the Borrower's Collateral or Wal-Mart Accounts, Sears Accounts and Target Accounts and to inspect and audit, all books, records, journals, orders, receipts, or other correspondence related thereto (and to make extracts or copies thereof as the Agent may desire) and to inspect the premises upon which any of the Collateral or any Wal-Mart Account, Sears Accounts or Target Accounts is located for the purpose of verifying the amount, quality, quantity, value, and condition of, or any other matter relating to, the Collateral or Wal-Mart Account;...

                  2.11 AMENDMENT TO SECTION 4.10. Section 4.10 of the Credit Agreement is hereby amended by the last sentence of such section and substituting the following in lieu thereof:

                  On or before the fifteenth day (15th) day of each calendar month, the Borrower shall deliver to the Agent, in form and substance satisfactory to the Agent, a summary of the sales of Wal-Mart Accounts, Sears Accounts and Target Accounts to Royal Appliance Receivables, Inc. showing the aggregate outstanding face amount of the Receivables sold, the sale price of the Receivables sold, the cash portion of the Sale Price (indicating payment thereof to the Borrower by wire transfer to the Blocked Accounts) and such other information relating to the sales as the Agent may request from time to time.

                  2.12 AMENDMENT TO SECTION 5.8. Section 5.8 of the Credit Agreement is hereby amended by deleting the proviso at the end of such section and substituting the following proviso in lieu thereof:

                  ;PROVIDED; HOWEVER, that:

                                     (A) in respect of the sale of Wal-Mart
                           Accounts, Sears Accounts and Target Accounts, the Borrower's ability to sell such Accounts is conditioned upon continued satisfaction of the following conditions: (i) the amount payable in respect of a Purchase (as defined in the Sale Agreement) for the sold Wal-Mart Accounts, Sears Accounts and Target Accounts (other than the portion thereof treated as capital contribution) shall be paid by Royal Appliance Receivables, Inc. directly to the Lockbox or Blocked Accounts established pursuant to Section 5.2 of this Credit Agreement, (ii) the amount payable in respect of a Purchase (as defined in the Sale Agreement) payable to the Borrower by Royal Appliance Receivables, Inc. shall not be less than the portion of the Sale Price payable to Royal Appliance Receivables, Inc. in cash pursuant to the Receivables Purchase and Servicing Agreement (which provisions shall not be modified without the Agent and the Lenders' written consent) or treated as equity or deferred purchase price and the cash portion of such amount shall be immediately paid by Royal Appliances Receivables, Inc., to the Borrower,
                           (iii) any deferred purchase price with respect to Pool Receivables (as defined in the Sale Agreement) shall be payable to the Borrower as soon as payable to Royal Appliance Receivables, Inc. under the Receivables Purchase and Servicing Agreement,

                  2.13 AMENDMENT TO SECTION 7.6. The second sentence of Section
7.6 of the Credit Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:


                           . . . All such assets are free and clear of any
                  mortgage, security interest or other Lien of any kind, other than any Liens in favor of the Lenders, Liens permitted by
                  Section 8.3(d) of this Agreement, and the security interest (within the meaning of Section 1309.02(A)(2) of the Ohio Revised Code [9-102(1)(b) of the UCC]) in favor of Royal Appliance Receivables, Inc. in respect of Wal- Mart Accounts, Sears Accounts and Target Accounts permitted in connection with Section 5.8 of this Agreement.

                  2.14 AMENDMENT OF SECTION 8.3(d). Section 8.3(d) of the Credit Agreement is hereby amended by deleting clause (J) thereof and substituting the following in lieu thereof:


                           (J) any security interest (within the meaning of
                  Section 1309.02(A)(2) of the Ohio Revised Code [9-102(1)(b) of the UCC]), to the extent permitted and satisfying the condition set forth in Section 5.8 of this Agreement: (x) with respect to the Borrower, in favor of Royal Appliance Receivables, Inc. in respect of Wal-Mart Accounts, Sears Accounts and Target Accounts of the Borrower permitted to be transferred by Section 5.8 of this Agreement and (y) with respect to the Royal Appliance Receivables, Inc., in favor of Llama Funding or Capital USA, L.L.C., as Agent (together with its successors and assigns), pursuant to the Receivables Purchase and Servicing Agreement in respect of Wal-Mart Accounts, Sears Accounts and Target Accounts purchased by Royal Appliance Receivables, Inc. by the Borrower.

                  2.15 AMENDMENT OF SECTION 8.3(e)(i). Section 8.3(e)(i) of the Credit Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                           (e)      DIVIDENDS; RESTRICTED PAYMENTS.

                                    (i) The Borrower will not declare or pay any
                  dividend or distribution in cash, property or obligations (other than in shares of capital stock of the Borrower or any Subsidiary of the Borrower or in options, warrants or other rights to acquire any such capital stock or in other securities convertible into any such capital stock) on any shares of capital stock of the Borrower of any class and the Borrower will not, and will not permit any Subsidiary to, purchase, redeem or otherwise acquire for any consideration any shares of capital stock of the Borrower of any class or any option, warrant or other right to acquire any such capital stock, except that: (A) the Borrower may pay cash dividends during each Fiscal Year on a quarterly basis, provided that
                  (X) the aggregate amount of all such cash dividends in any Fiscal Year shall not exceed fifty percent (50%) of the Borrower's Consolidated Net Income for the Fiscal Year immediately preceding the Fiscal Year in which such dividends are paid, and (Y) after giving effect to any redemption permitted below and any such dividend payment, no Potential Default or Event of Default would occur or exist and (B) the Borrower may redeem its capital stock, provided that (XX) the aggregate amount of all such redemptions shall not exceed fifteen million dollars ($15,000,000) and (YY) after giving effect to any dividend payment permitted above and any such redemption, no Potential Default or Event of Default would occur or exist.

                  2.16 AMENDMENT OF SECTION 8.4(e). Section 8.4(e) of the Credit Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                                    (e) CONSOLIDATED CAPITAL EXPENDITURES. The
                  Borrower shall not permit its Consolidated Capital Expenditures (including, for the purpose of calculating this Consolidated Capital Expenditures covenant, any purchase money Indebtedness permitted under Section of this Agreement) during any Fiscal Year to exceed $13,000,000, or such greater amount as the Agent, the Required Lenders and the Borrower shall agree upon in writing from time to time.

                  2.17 AMENDMENT OF SECTION 9. Section 9 of the Credit Agreement is hereby amended by adding Subsection 9.14 thereto as follows:

                           9.14 EITHER: (i) the assertion by the Borrower, Royal
                  Appliance Receivables, Inc., Capital USA, L.L.C. or Llama Funding, or a finding by any court, that the security interest under the Sale Agreement constitutes a security interest within the meaning a Section 1309.02(A)(1) of the Ohio Revised Code [9-102(1)(a) of the UCC], (ii) Llama Funding or Capital USA, L.L.C. exercise any remedy against the Borrower or Royal Receivables, Inc. other than the liquidation settlement procedures by Llama Funding as set forth in the Receivables Purchase and Servicing Agreement, (iii) the Borrower fails at any time to satisfy any of the conditions set forth in the proviso to Section 5.8 of this Credit Agreement or (iv) the Borrower agrees to any modification to the Sale Agreement, the Receivables Purchase and Servicing Agreement or any Related Documents (as defined in the Receivables Purchase and Servicing Agreement) without ten (10) Business Days' prior written notice to the Agent and the written consent of the Agent and the Lenders.

         SECTION 3. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AMENDMENT NO.
3. In addition to all of the other conditions and agreements set forth herein, the effectiveness of this Amendment No. 3 is subject to the conditions precedent that the Agent shall have received the following deliveries or shall have satisfied the following conditions:

                  3.1 SALE TERMS. All Related Documents and all financing statements filed by Royal Appliance Receivables, Inc. shall be limited to Wal-Mart Accounts, Sears Accounts and Target Accounts (and shall specifically exclude Wal-Mart Canada Accounts) and shall be in form and substance satisfactory to the Agent.

                  3.2 THIS AMENDMENT NO. 3. The Agent shall have received this Amendment No. 3, executed and delivered by a duly authorized officer of the Borrower.

                  3.3 SECURITIZATION DOCUMENTATION. A fully executed copy of each of the Receivables Purchase and Servicing Agreement, Sale Agreement and each and every instrument, assignment, financing statement, certificate, opinion and other document delivered in connection with any of the foregoing.

                  3.4 REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT. Upon the effectiveness of this Amendment No. 3, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended hereby.

         SECTION 4. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to the Agent and the Lenders as follows:

                  4.1 THIS AMENDMENT NO. 3. This Amendment No. 3 has been duly and validly executed by an executive officer of the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable against Borrower in accordance with its terms.

                  4.2 CREDIT AGREEMENT. The Credit Agreement, as amended by this Amendment No. 3, remains in full force and effect and remains a valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms. The Borrower hereby ratifies and confirms the Credit Agreement, as amended by this Amendment No. 3.

                  4.3 NON-WAIVER. The execution, delivery, performance and effectiveness of this Amendment No. 3 shall not operate nor be deemed to be or construed as, a waiver (i) of any right, power or remedy of the Agent or Lenders under the Credit Agreement, nor (ii) of any term, provision, representation, warranty or covenants contained in the Credit Agreement. Further, none of the provisions of this Amendment No. 3 shall constitute, be deemed to be or construed as a waiver of any default or Event of Default under the Credit Agreement, as amended by this Amendment No. 3.

         SECTION 5.  MISCELLANEOUS.

                  5.1 GOVERNING LAW. This Amendment No. 3 shall be governed by and construed in accordance with the laws of the State of Ohio.

                  5.2 SEVERABILITY. In the event any provision of this Amendment No. 1 should be invalid, the validity of the other provisions hereof and of the Credit Agreement shall not be affected thereby.

                  5.3 COUNTERPARTS. This Amendment No. 1 may be executed in one or more counterparts, each of which, when taken together, shall constitute but one and the same agreement.

          IN WITNESS WHEREOF, Royal Appliance Mfg. Co. has caused this Amendment No. 3 to Restated Credit and Security Agreement to be executed and delivered as of the date above written.

                                        ROYAL APPLIANCE MFG. CO.


                                        ------------------------------
                                        By: Richard G. Vasek
                                        Its: Controller, Secretary and
                                                 Chief Accounting Officer

ACCEPTED AND AGREED:


NATIONAL CITY COMMERCIAL FINANCE, INC.,
  as Agent

-----------------------------
By:      Tina M. Lucas
Its:     Vice President

LENDERS

NATIONAL CITY COMMERCIAL FINANCE, INC.,
  as a Lender

-----------------------------
By:      Tina M. Lucas
Its:     Vice President


THE CIT GROUP BUSINESS CREDIT, INC.,
  as a Lender

-----------------------------
By:      Uri Tooch
Its:     Assistant Vice President


CORESTATES BANK, N.A. (as assignee of
Meridian Commercial Finance
Corporation), as a Lender

----------------------------
By:      Christopher J. Calabrese
Its:     Vice President


NATIONAL BANK OF CANADA, a Canadian
  Chartered Bank, as a Lender

-----------------------------
By:      Douglas K. Winget
Its:     Vice President


BTM CAPITAL CORPORATION (as successor by merger to BOT Financial Corporation), as a Lender

-----------------------------
By:      William R. York
Its:     Managing Director

LETTER OF CREDIT BANK


NATIONAL CITY BANK


--------------------------
By: Thomas R. Poe
Its: Senior Vice President

                             Second Amended Annex I

       RESTATED CREDIT AND SECURITY AGREEMENT, DATED AS OF MARCH 27, 1996,
        AMONG ROYAL APPLIANCE MFG. CO., THE AGENT, LETTER OF CREDIT BANK
                           AND THE LENDERS, AS AMENDED


                   COMMITMENTS AND PERCENTAGES OF THE LENDERS



=================================================================================================================
                                                                                                  Ratable
                                                                   Revolving Credit               Portion
Name of Lender                                                        Commitment               (percentage)
=================================================================================================================
-----------------------------------------------------------------------------------------------------------------
National City Commercial Finance, Inc.                                     $12,000,000                    30%
-----------------------------------------------------------------------------------------------------------------
The CIT Group Business Credit, Inc.                                         $7,600,000                    19%
-----------------------------------------------------------------------------------------------------------------
CoreStates Bank                                                             $7,200,000                    18%
-----------------------------------------------------------------------------------------------------------------
National Bank of Canada, a Canadian Chartered Bank                          $6,800,000                    17%
-----------------------------------------------------------------------------------------------------------------
BTM Capital                                                                 $6,400,000                    16%
=================================================================================================================
Total Revolving Credit Commitment                                          $40,000,000                   100%
---------------------------------
=================================================================================================================